Exhibit 99.1

NEWS RELEASE

Tenet Healthcare Corporation

Headquarters Office

3820 State Street

Santa Barbara, CA  93105

Tel 805.563.6855

Fax 805.563.6871

http://www.tenethealth.com

Contacts:
Media:	Harry Anderson (805) 563-6816
Investors:	Diana Takvam (805) 563-6883

Trevor Fetter Named Tenet’s Chief Executive Officer

Sept. 16, 2003 – Tenet Healthcare Corporation (NYSE: THC) announced today that its board of directors has named Trevor Fetter as the company’s chief executive officer.  He was also elected to the board, becoming its tenth member and the only management director.

Fetter, 43, has been Tenet’s acting chief executive officer since May.  He also will continue as president, a position he assumed when he returned to Tenet last November.

“After a thorough search, our board concluded that Trevor was the right person to lead Tenet in addressing its current challenges and building a company that patients, employees, shareholders and regulators can be proud of,” said Edward A. Kangas, Tenet’s chairman.  “Trevor is a strategic thinker and a hands-on leader, and our board has confidence in his demonstrated ability to articulate a vision for Tenet’s future and to drive the implementation of that vision.  Since I was elected non-executive chairman of Tenet last April, I have come to know Trevor as a person of great talent and integrity, with the ability to lead the rebuilding of Tenet on a foundation of ethics, quality, service and compliance.”

In June, the board launched an extensive, nationwide search for a new chief executive officer with the assistance of a national executive search firm.  Board members interviewed a number of candidates during the search period.

“As I have since I returned to Tenet last November, I will continue to devote my energies to resolving Tenet’s past problems with great urgency and to putting the company back on a successful track with all of its constituencies as soon as possible,” Fetter said.  “I believe there is only one strategy for long-term sustainable success in health care:  an unrelenting commitment to quality.  That will be the central goal of all we do at Tenet.”

Fetter added, “In the process, we will strive to build a company known for its openness, visibility, collaborative relationships and commitment to excellence.”

Fetter said he is committed to placing significant emphasis on three key areas in the immediate future:

•                       Making progress to resolve the litigation and investigations Tenet faces.  “Hopefully we now have a fresh opportunity to engage in productive discussions with various parties who have issues with Tenet’s past behavior,” Fetter said.  “Some of these matters will be more difficult to resolve than others but we are determined to do whatever we can to facilitate and cooperate with the process.”

•                       Strengthening hospital operations.  “The three key levers in this business are volume, cost and price.  We are making progress with the initiatives we have undertaken since November,” Fetter said.  “Volumes have been maintained at Tenet hospitals in spite of our challenges, significant cost savings are being implemented and we have made changes to resolve issues that grew out of Tenet’s previous pricing practice.”

•                       Positioning Tenet for future success.  “We have made important progress to enhance quality, improve service, strengthen compliance efforts and our ethics program, and put in place new systems and technology to help us better manage our hospital operations,” Fetter said.

Fetter noted that, during the transition period that began last November, Tenet has taken critical steps to restructure the company and improve operations.  These have included:

1.                    Major changes in management.  The top three corporate officers as of November 2002 have left and one-third of the company’s senior executives have retired or been replaced.

2.                    Significant changes in the board of directors.  Three new independent members, including a non-executive chairman, have been elected, and new heads of the compensation, nominating and audit committees have been named.

3.                    New corporate governance measures, including stricter standards of independence and stock ownership requirements for board members, election of all directors annually and expensing of stock options.

4.                    A new corporate policy regarding Medicare outlier payments and a voluntary reduction in the amount of such payments received by Tenet.

5.                    Identification of approximately $350 million in annual cost savings to improve corporate efficiency without negatively impacting patient care.

6.                    A streamlining of the company’s portfolio of hospitals to focus on its strong regional networks in major markets, with 14 non-core facilities to be consolidated or sold.  Thus far, the company has announced the sale of 10 of those facilities with expected gross proceeds of $738 million, and the closure of two others.

7.                    Implementation of an industry-leading compact with uninsured patients that includes an offer, subject to certain regulatory approvals, of discounted pricing.

8.                    Appointment of a physician who is a nationally recognized expert on quality of patient care to lead a new, expansive series of clinical quality improvements and a nurse with extensive clinical and management expertise to lead new nursing leadership initiatives.

9.                    Cooperation with two national initiatives designed to advance quality of care and improve patient safety at all U.S. hospitals.

10.              Expansion and enhancement of compliance efforts, including the naming of a new chief compliance officer reporting directly to the board and retention of a former chief counsel in the Office of the Inspector General of the Department of Health and Human Services to assist in strengthening Tenet’s compliance efforts.

11.              Naming of a nationally recognized cardiologist to lead the cardiac services team at Tenet’s Redding Medical Center, naming of a physician as director of medical affairs at that hospital and creation of a program to have unaffiliated physicians conduct random reviews of cardiac procedures at Redding.

12.              A groundbreaking strategic alliance with the Service Employees International Union (SEIU) and the American Federation of State, County and Municipal Employees (AFSCME).

Fetter first joined Tenet in 1995 as chief financial officer and later assumed additional responsibilities as chief corporate officer.  He left Tenet in February 2000 to serve as chairman and chief executive officer of Broadlane, Inc., a leading provider of cost management services to hospitals.  Broadlane was formed in 1999 as a spin-off from Tenet.  Today Broadlane is an independent company that serves some of America’s largest health care providers.  He returned to Tenet in November 2002 as president and became acting chief executive officer in May 2003.

Before joining Tenet, Fetter served as executive vice president and chief financial officer at Metro-Goldwyn-Mayer Inc., where he had a broad range of corporate and operating responsibilities.  At the beginning of his career, Fetter spent four years at Merrill Lynch, where he concentrated on corporate finance and advisory services for the health care and entertainment industries.

Fetter holds a master’s degree in business administration from the Harvard Business School and a bachelor’s degree in economics from Stanford University.

Tenet Healthcare Corporation, through its subsidiaries, owns and operates 112 acute care hospitals with 27,474 beds and numerous related health care services.  Tenet and its subsidiaries employ approximately 113,526 people serving communities in 16 states.  Tenet’s name reflects its core business philosophy: the importance of shared values among partners - including employees, physicians, insurers and communities - in providing a full spectrum of health care.  Tenet can be found on the World Wide Web at www.tenethealth.com.

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Certain statements in this release may constitute forward-looking statements.  They are based on management’s current expectations and could be affected by numerous factors and are subject to various risks and uncertainties.  Certain of those risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including the Company’s transition report on Form 10-K for the 7-month period ended Dec. 31, 2002 and quarterly reports on Form 10-Q.  Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated.  We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

[Note to editors:  digital photographs of Edward A. Kangas and Trevor Fetter are available by email on request.  Please call Maria Martinez in Tenet’s Corporate Communications Department at 805.563.6975.]